Exhibit 4.4

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into effective as of the 12th day of February, 2010, by and among the stockholders of Perpetual Technologies, Inc., a Delaware corporation (the “Company”) listed on Schedule 1 attached hereto (each, a “Pledgor” and collectively, the “Pledgors”), the investors to that certain Note Purchase Agreement, dated as of February 12, 2010, (the “Purchase Agreement”) listed on Schedule 2 attached hereto (collectively, the “Secured Parties”), and The Law Offices of Louis E. Taubman, PC, a member of Leser, Hunter, Taubman & Taubman as collateral agent for the Secured Parties (“Collateral Agent”).

BACKGROUND

A.           Pursuant to that certain Note Purchase Agreement, dated as of February 12, 2010, among the Company and the Secured Parties (the “Purchase Agreement”), the Company is selling, and the Secured Parties are purchasing, Secured Convertible Promissory Notes of the Company (the “Notes”) and five year warrants (“Warrants”) to purchase shares of the Company’s common stock (“Common Stock”).

B.           Each Pledgor owns the number of shares of Common Stock forth opposite the name of such Pledgor on Schedule 2 (collectively, the “Shares”), and will derive direct and indirect economic benefits from the transactions contemplated under the Purchase Agreement.

C.           In order to induce the Secured Parties to enter into the Purchase Agreement and purchase the Notes from the Company, and as a condition thereto and in consideration of the benefits which will accrue to the Pledgors as a result thereof, each Pledgor has guaranteed the Company’s obligations under the Notes pursuant to a Non-Recourse Guaranty, dated the date hereof, in favor of the Secured Parties (the “Guaranty”).

D.           In order to secure the timely payment and performance of all of the Pledgor’s obligations and liabilities under the Guaranty, including without limitation all fees, costs, and expenses in connection with any collection actions related thereto (collectively, the “Obligations”), each of the Pledgors desires to grant the Secured Parties a perfected and continuing security interest in such Pledgor’s Shares.

E.           The continuing Security Interest, as hereinafter defined, in the Shares shall be evidenced by this Agreement.  Capitalized terms used but not defined in this Agreement have the meanings set forth in the Purchase Agreement.

F.           The Secured Parties have appointed the Collateral Agent as representative of and agent for the Secured Parties for purposes of possession of the Shares pledged hereunder.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Recitals.  The parties hereto acknowledge that the aforementioned recitals are true and correct and agree that such recitals, together with the definitions set forth therein and in the preamble to this Agreement, are hereby incorporated into this Agreement by this reference.

2.           Additional Shares.  All references to the Shares shall be appropriately adjusted to reflect any stock split, distribution, recapitalization or other similar arrangement affecting the Shares after the date of this Agreement.  In the event that a Pledgor receives, or becomes entitled to, any property (whether real or personal, tangible or intangible) in connection with, related to, or in exchange for his Shares in any way, then any such property shall be considered Shares under this Agreement.

3.           Creation of Security Interest.  Each Pledgor hereby affirms, acknowledges, ratifies, grants and assigns in favor of the Secured Parties a first, prior and sole lien and security interest (the "Security Interest") in his Shares, in all accessions, substitutions, replacements and proceeds thereof, including, without limitation, whether by law, merger, exchange or otherwise, and in all certificates or other instruments evidencing the same, to secure the Obligations.

4.            Perfection of Security Interest.  The Security Interest in the Shares shall be perfected by the Secured Parties, or the Collateral Agent, as agent for the Secured Parties, taking possession of the certificates representing the Shares (the “Certificates”).  Simultaneously with the execution of this Agreement, each Pledgor is delivering to the Collateral Agent the Certificates evidencing his Shares, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties.

5.           Proxy.  Each Pledgor hereby irrevocably constitutes and appoints each Secured Party and the Collateral Agent, as agent for the Secured Parties, whether or not the Shares have been transferred into the name of the Secured Parties, as such Pledgor's proxy and attorney-in-fact with respect to his Shares, with full power to (a) attend meetings of the holders of the Common Stock held after the date of this Agreement, and to vote the Shares at those meetings in such manner as such attorney-in-fact shall, in its sole and absolute discretion, deem appropriate, (b) consent or withhold consent, in the sole and absolute discretion of such attorney-in-fact, to any action for which consent of the shareholders of the Company is or may be necessary or appropriate, and (c) do all things and exercise all rights, powers, privileges  and remedies to which an owner of the Shares would be entitled, giving and granting unto such attorney-in-fact full power of substitution and revocation.  Notwithstanding the provisions contained in the preceding sentence (hereinafter referred to as the "Proxy Rights"), neither the Collateral Agent, nor the Secured Parties, nor any of them, shall have the right to perform, exercise, take or assert any of the Proxy Rights unless and until there shall have occurred an Event of Default (as that term is defined below).  Except upon the occurrence and during the continuation of an Event of Default, each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Shares or any part thereof for any purpose.  Each Pledgor hereby revokes all proxies heretofore given and agrees not to grant any proxy to any person or persons with respect to his Shares other than as granted herein for so long as this Agreement is in force.  The appointment of the Secured Parties and the Collateral Agent as proxy and attorney-in-fact is coupled with an interest and shall be irrevocable until all of the Obligations have been satisfied.  The Proxy Rights shall be effective, automatically and without the necessity of any action (including any transfer of any Shares on the record books of the Company) by any person (including the Company or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default.  Notwithstanding the foregoing, neither the Collateral Agent nor any Secured Party shall have any duty to exercise any Proxy Right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

6.           Ordinary Care by the Secured Parties.  The Secured Parties and/or the Collateral Agent shall use ordinary care in the custody and preservation of the Shares in their possession.

7.           Event of Default.  An event of default shall occur upon the happening of any of the following (each, an “Event of Default”):

(a)           A breach of the Guaranty or this Agreement by a Pledgor  which, if capable of being cured, is not cured within five (5) Business Days after written notice thereof to such Pledgor;

(b)           An Event of Default under the Notes; or

(c)           The transfer or encumbrance, by any means, of any of the Shares or any interest in the Shares other than in favor of the Secured Parties.

8.           Remedies.  Upon the occurrence and during the continuation of an Event of Default, each Secured Party (or the Collateral Agent acting on their behalf) shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Shares, and shall also be entitled, without limitation, to:

(a)           at their option, without notice to or demand upon any Pledgor, transfer and register the Shares in the Secured Parties’ own names (or in the names of their respective nominees), on a pro rata or any other basis agreed to by the Secured Parties, and to exchange certificates or instruments representing or evidencing Shares for certificates or instruments of smaller or larger denominations;

(b)           exercise all the rights and remedies of a secured party under the Uniform Commercial Code ("UCC") in effect in the State of Delaware at the time, including the right to sell the Shares at public or private sale as provided by and in accordance with the UCC;

(c)           to instruct the Collateral Agent to deliver the Certificates to the Secured Parties, to collect, receive and retain all sums owing the Secured Parties on the Shares and endorse or execute for such purpose in the name of the Secured Parties any instrument of payment or release received with respect thereto, such endorsement and execution to be effective as that of the Pledgors for all purposes, and to collect, receive and retain all dividends and other distributions made on the Shares; and

(d)           vote any or all of the Shares (whether or not transferred into the name of the Secured Parties) and give all consents, waivers and ratifications in respect of the Shares and otherwise act with respect thereto as though it were the outright owner thereof.

9.           Covenants of each Pledgor.  During the term of this Agreement:

(a)           No Pledgor shall sell, assign, transfer, hypothecate, or otherwise dispose of, grant an option or other right with respect to, or mortgage, pledge or otherwise encumber his Shares or any interest therein, or contract to do any of the foregoing.

(b)           No Pledgor shall take any action with respect to his Shares that is inconsistent with the provisions or purpose of this Agreement or that would adversely affect the rights of Secured Parties or the Collateral Agent under this Agreement.  Without limiting the foregoing, (i) each Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default he will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of any or all of the Shares or the possession thereof by any purchaser at any sale hereunder, and such Pledgor waives the benefit of all such laws to the extent he lawfully may do so, and (ii) each Pledgor agrees that he will not interfere with any right, power and remedy of the Collateral Agent or the Secured Parties provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent or the Secured Parties of any one or more of such rights, powers or remedies.

(c)           Each Pledgor will, at his expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Secured Parties or the Collateral Agent from time to time may reasonably request in order to ensure to the Secured Parties the benefit of the Security Interest in and to the Shares intended to be created by this Agreement, including the filing of any necessary financing statements, which may be filed by the Collateral Agent or any Secured Party with or (to the extent permitted by law) without the signature of such Pledgor, and will cooperate with the Secured Parties and the Collateral Agent, at such Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with the Security Interest or any sale or transfer of the Shares.

(d)           Each Pledgor will defend the title to his Shares and the Security Interest of the Secured Parties in his Shares against the claim of any person or entity, and will maintain and preserve such Security Interest.

10.           Collateral Agent.  The rights of the Secured Parties in the Shares may be exercised by the Collateral Agent as agent for Secured Parties.  In such capacity, from time to time and at any time, Collateral Agent may in the Collateral Agent’s sole discretion take any and all actions, exercise any and all rights and remedies, give any and all waivers and forbearances, and make any and all determinations and elections that the Secured Parties are entitled to exercise under this Agreement and the Notes.  Each Pledgor will be entitled to rely solely on the actions of Collateral Agent as binding all Secured Parties.

11.           Termination of this Security Interest and Agreement.  This Agreement and the Security Interest created hereby shall terminate immediately on the satisfaction of all of the Obligations (the “Termination Date”), and the Collateral Agent shall then immediately thereafter return to the Pledgors all certificates, and related stock powers, with respect to the Shares directly or indirectly in its possession or control.

12.           Equitable Relief.  Each Pledgor agrees that a breach of any of its covenants contained in this Agreement will cause irreparable injury to the Secured Parties, that the Secured Parties shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant of such Pledgor contained in this Agreement shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such Obligations.

13.           Pledgor’s Obligations Not Affected.  The obligations of each Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment, extension, renewal, or modification of, or addition or supplement to, the Purchase Agreement, the Notes, the Guaranty, any other Transaction Document, or the Obligations, or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Secured Parties of any right, remedy, power or privilege under or in respect of this Agreement, the Purchase Agreement, the Notes, the Guaranty, any other Transaction Document, or the Obligations, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Purchase Agreement, the Guaranty, the Obligations, or the Notes or the other Transaction Documents; (d) any lack of validity or enforceability of the Notes, the Purchase Agreement, any other Transaction Document or any other agreement or instrument governing or evidencing any Obligations, (e) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of a Pledgor, a Secured Party, or the Company, or the making by the Company, a Secured Party or a Pledgor of an assignment for the benefit of creditors, (f) the existence or continuance, or discontinuance, of the Company as a legal entity; (g) the death or incompetency of a Pledgor, or the termination of modification of a Pledgor’s relationship with the Company; or (h) the acceptance, alteration, release or substitution by a Secured Party (or the Collateral Agent) of any security for the Obligations, whether provided by the Company, Guarantor or any other person, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

14.           Miscellaneous Provisions.

(a)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of New York and County of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts.  Each party hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.  Each party further agrees that service of process mailed by the first class mail in accordance with paragraph (l) below  shall be deemed in every respect effective service of process in any suit or proceeding arising hereunder.  Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law.  The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The parties hereto irrevocably waive any right to a trial by jury under applicable law.

(b)           Effect of Invalidity of Particular Provisions.  The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(c)           Cumulative Rights, Powers and Remedies.  The rights, powers and remedies given to the Secured Parties (and the Collateral Agent as agent for the Secured Parties) by this Agreement shall be in addition to all rights, powers and remedies given the Secured Parties by virtue of any statute or rule of law.

(d)           Waiver.  Any forbearance, failure, or delay by the Secured Parties in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy, under this Agreement shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Collateral Agent or the Secured Parties.

(e)           Binding Effect; Assignment.  This Agreement shall be binding upon the heirs, executors, personal representatives, and successors of the Pledgors and shall inure to the benefit of the Secured Parties, all future holders of the Notes (or any note or other instrument issued in substitution or replacement thereof), and their respective heirs, executors, and personal representatives, successors and assigns.  The Pledgees may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

(f)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all agreements, representations, warranties, statements, promises and understandings with respect to such subject matter.  No party hereto has in any way relied, nor shall in any way rely, upon any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth herein.

(g)           Amendments.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Pledgors and the Secured Parties (or the Collateral Agent acting on their behalf).

(h)           Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           Further Assurances.  The parties hereto agree that they shall sign such additional and supplemental documents to implement the transactions contemplated pursuant to this Agreement when requested to do so by any party to this Agreement.

(j)           Counterparts and Execution.  This Agreement may be executed in counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k)           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Pledgor for liquidation or reorganization, should a Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of a Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(l)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and shall be delivered personally, by nationally-recognized overnight courier or by facsimile machine confirmed telecopy to, in the case of any Pledgor, the address of such Pledgor set forth on such Pledgor’s signature page hereto and, in the case of the Collateral Agent, The Law Offices of Louis E. Taubman, PC, a member of Leser, Hunter, Taubman & Taubman17 State Street, Floor 20, New York NY 10004 (or to such other address as a party may designate by written notice in accordance with the provisions of this Section), and will be deemed given and effective on the earliest of (i) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a Business Day, (ii) the next Business Day after the date of transmission if such notice or communication is delivered via fax on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on a Business Day, (iii) the 1st Business Day after the date of mailing if sent by U.S. nationally recognized overnight courier service for next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given.

15.           Representations, Warranties and Covenants of Pledgor.  Each Pledgor represents, warrants and covenants to the Secured Parties as follows:

(a)           Pledgor is the record and beneficial owner of, and has good and marketable title to, his Shares pledged hereunder, free of any and all liens, charges, encumbrances and security interests of every kind and nature;

(b)           Pledgor has good right and legal authority to pledge the Shares owned by such Pledgor in the manner hereby done or contemplated;

(c)           No authorization, approval, or other action by, and no notice to or filing with, any third party, governmental authority or regulatory body is required for the validity of the pledge by Pledgor of his Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor;

(d)           This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against the Pledgor in accordance with its terms, and the pledge and security interest effected hereby is effective to vest in the Secured Parties their rights in the Shares as set forth herein;

(e)           There are no existing purchase agreements, warrants, options, or other rights, agreements, arrangements or commitments of any character (whether or not exercisable), or obligations (whether formal or informal, written or oral, firm or contingent) or restrictions of any nature (other than restrictions on transferability under federal securities laws), relating to his Shares;

(f)           Such Pledgor is not a party to any agreement, arrangement or understanding, written or oral, creating rights in respect of any his Shares in any person or entity or relating to the voting of his Shares; and

(g)           Such Pledgor’s Shares represent the Pledgor’s entire ownership interest in the Company.

All representations, warranties and covenants made by each Pledgor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the Termination Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PLEDGORS:
See attached Signature Pages

SECURED PARTIES
See attached Signature Pages

COLLATERAL AGENT:

By:	/s/ Authorized Signatory
Name:
Title:

 PURCHASER SIGNATURE PAGE TO  STOCK PLEDGE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement as of the date first written above.

NAME OF INVESTING ENTITY

By	/s/ Autorized signaruory
Name:
Title:

PLEDGOR SIGNATURE PAGE TO  STOCK PLEDGE  AGREEMENT

1. Date: February 12, 2010

2.   The Pledgor signing below represents that:

(a)	the Pledgor’s representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Secured Parties and the Collateral Agent;

(b)	the Pledgor will notify the Collateral Agent immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page;

(c)
the Pledgor hereby accepts and adopts the provisions of this Agreement and agrees to be bound thereby; and the Pledgor hereby assumes and agrees to satisfy and discharge, as applicable, any and all obligations applicable to the Pledgor under the Agreement;

(d)
the Pledgor has delivered the Certificates evidencing his Shares, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties Shares to the Collateral Agent; and

(d)	the Pledgor agrees to execute such further and other assurances and to do such other acts as may reasonably be required to implement the intentions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on this 121th  day of  February, 2010.

Name and Address of Pledgor:	Bestyield Group Limited

Signature of Pledgor:

Bestyield Group Limited

By:
Ji Lie

PLEDGOR SIGNATURE PAGE TO  STOCK PLEDGE  AGREEMENT

1. Date: February 12, 2010

2.   The Pledgor signing below represents that:

(a)	the Pledgor’s representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Secured Parties and the Collateral Agent;

(b)	the Pledgor will notify the Collateral Agent immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page;

(c)
the Pledgor hereby accepts and adopts the provisions of this Agreement and agrees to be bound thereby; and the Pledgor hereby assumes and agrees to satisfy and discharge, as applicable, any and all obligations applicable to the Pledgor under the Agreement;

(d)
the Pledgor has delivered the Certificates evidencing his Shares, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties Shares to the Collateral Agent; and

(d)	the Pledgor agrees to execute such further and other assurances and to do such other acts as may reasonably be required to implement the intentions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on this 12th  day of February, 2010.

Name and Address of Pledgor:

Proudlead Limited
_________________

Signature of Pledgor:

Proudlead Limited

By:

Schedule 1

Name of Pledgor	Number of Shares Pledged
Bestyield Group Limited	21,765,306
Proudlead Limited	21,765,306